Exhibit 99.1
FOR IMMEDIATE RELEASE
SurModics Reports Fourth Quarter and Fiscal Year 2008 Results
Eleventh Consecutive Year of Record Revenue Since IPO;
Record Annual Revenue in All Three Operating Segments
EDEN PRAIRIE, Minnesota – November 5, 2008 – SurModics, Inc. (Nasdaq: SRDX), a leading provider of surface modification and drug delivery technologies to the healthcare industry, today reported financial results for the fourth quarter and fiscal year ended September 30, 2008.
Fiscal Year 2008 Highlights:
•	Record revenue of $97.1 million, up 33% from fiscal 2007
o	Record Brookwood Pharmaceuticals revenue of $20.5 million and record BioFX revenue of $4.6 million
•	Record revenue in all three operating segments:
o	Drug Delivery – up 66%

o	Hydrophilic and Other – up 20%

o	In Vitro – up 5%
•	Record non-CYPHER-related revenue, up 58%; up 14% excluding Brookwood and BioFX
o	Compound annual growth rate of 34% for non-Cypher revenue over the last four years
•	Operating cash flow of $38.8 million

•	GAAP results:
o	Operating income of $27.3 million

o	Net income of $14.7 million

o	Diluted EPS of $0.80
•	Non-GAAP results (adjusting for accounting treatment of Merck agreement and excluding one-time, non-cash impairment loss on OctoPlus investment):
o	Record adjusted total revenue of $111.2 million

o	Adjusted operating income of $41.4 million

o	Adjusted net income of $27.7 million

o	Adjusted diluted EPS of $1.51
•	23 new licenses signed with SurModics customers

•	11 new product classes launched by our customers

•	Repurchased cumulative $12.7 million of SurModics stock in fiscal 2008
Fourth Quarter Highlights:
•	Total revenue of $23.2 million, up 9% year-over-year

SurModics Fourth Quarter and Fiscal Year 2008 Results

o	Record Brookwood Pharmaceuticals revenue of $6.4 million and record BioFX revenue of $1.3 million

o	Non-CYPHER-related revenue up 19% year-over-year, down 12% excluding Brookwood and BioFX

o	Revenue growth in two of our three operating segments:
▪	Drug Delivery – up 34%

▪	Hydrophilic and Other – up 5%

▪	In Vitro – down 19%
•	Operating cash flow of $16.2 million

•	GAAP results:
o	Operating income of $5.3 million

o	Net loss of $0.8 million

o	Diluted EPS of ($0.05)
•	Non-GAAP results (adjusting for accounting treatment of Merck agreement and excluding one-time, non-cash impairment loss on OctoPlus investment):
o	Adjusted total revenue of $23.4 million

o	Adjusted operating income of $5.5 million

o	Adjusted net income of $3.6 million

o	Adjusted diluted EPS of $0.20
•	Merck notified SurModics of its intent to terminate the Research and License Agreement dated June 27, 2007
o	Triggers an additional $9 million payment to SurModics from Merck

•	Four new licenses signed with SurModics customers

•	One new product class launched by our customers
“Fiscal 2008 was another strong year for SurModics, representing our eleventh consecutive year of record revenue since our IPO in 1998,” said Bruce Barclay, president and CEO. “We achieved record revenue of $97.1 million in fiscal 2008, even though less than 20% of the cash we generated from Merck was recognized as revenue. Pro forma revenue, including the benefits of our agreement with Merck, was even more impressive, totaling a record $111.2 million. We also achieved record revenue in each of our three operating segments. For the fourth quarter, we are particularly pleased with our record Brookwood and BioFX results, as well as our strong operating cash flow.”
“Four years ago, we outlined a new strategy and seven-point revenue growth plan with the goal of maintaining sustainable growth well into the future,” continued Barclay. “A key element of this strategy is diversifying our revenue streams, and I am pleased to report that our employees have made exceptional progress on this initiative. The percentage of SurModics’ revenue derived from the Johnson & Johnson Cypher® drug eluting stent has decreased significantly thanks in part to strong growth in the rest of our

SurModics Fourth Quarter and Fiscal Year 2008 Results

business. Every year, we disclose the revenue attributable to J&J – which comes mostly from the Cypher stent, but also other J&J products that incorporate SurModics technologies. In fiscal 2008, J&J constituted 20% of total revenue, down from 33% last year. More dramatically, this figure is down from a peak of 52% in fiscal 2004. Most impressive is that in this four-year period, our non-J&J revenue – which comprises the rest of our business – has more than tripled, growing at a 34% compound annual growth rate.”
“While encouraged by our strong financial results,” continued Barclay, “we are disappointed with Merck’s decision to terminate their agreement with SurModics, a decision connected with their company-wide restructuring initiative aimed at reducing costs. Nevertheless, our work with Merck over the past several years has added valuable expertise and experience to our organization, allowing us to significantly advance our ophthalmology platforms and knowledge. Further, while we achieved most of our 2008 corporate goals, we have not yet signed an additional license agreement in ophthalmology. However, we remain both committed to, and confident in, all facets of the business, as we continue to make excellent progress with our multiple customers pursuing sustained drug delivery solutions on our various platforms in ophthalmology. Assuming we continue to make technical progress with their development projects, each customer will eventually need to negotiate a license agreement with SurModics.”
“Lastly, we continued to make excellent progress across the company in fiscal 2008,” continued Barclay. “The integration of Brookwood Pharmaceuticals and BioFX Laboratories, both acquired in the fourth quarter of fiscal 2007 is proceeding extremely well, and each company generated record revenue in fiscal 2008. Brookwood continues to produce strong financial results, delivering a record $20.5 million in revenue in fiscal 2008, representing 35% growth year-over-year, (compared with Brookwood’s full year fiscal 2007 results, even though we acquired Brookwood in the fourth quarter of 2007). The recent acquisition of certain assets of PR Pharmaceuticals will also benefit Brookwood both in 2009 and beyond. BioFX generated record revenue of $4.6 million in the year. In addition, our customers made outstanding progress advancing their products toward the market in fiscal 2008. Both CardioMind and Nexeon MedSystems (formerly known as Paragon Intellectual Properties) commenced first-in-human clinical trials during the year on products containing technologies licensed from SurModics. Further, our prospects are strong as we continue to expand into new markets, working with

SurModics Fourth Quarter and Fiscal Year 2008 Results

numerous customers in cardiovascular, orthopedic, ophthalmology, oncology, diabetes, dermatology, central nervous system, and pain, among others.”
Revenue for the fourth quarter of fiscal 2008 was $23.2 million, an increase of 9% from $21.3 million in the fourth quarter of fiscal 2007. The company reported operating income of $5.3 million, compared with an operating loss of $13.8 million in the prior-year period; a net loss of $0.8 million, compared with a net loss of $13.9 million in the same period last year; and diluted (loss) per share of ($0.05), compared with ($0.78) in the fourth quarter of fiscal 2007. Results for the fourth quarter of fiscal 2008 include a $4.3 million (or approximately $0.24 per diluted share) one-time, non-cash impairment loss on the company’s investment in OctoPlus, whose stock price has experienced a significant decline as a result of market conditions. SurModics continues to hold its investment in OctoPlus, which announced in October a multi-million dollar licensing transaction involving its lead product. Prior year results include a $15.6 million (or approximately $0.85 per diluted share) one-time charge for purchased in-process research and development (IPR&D) in connection with the acquisition of Brookwood Pharmaceuticals. Excluding these charges and adjusting revenue for the accounting treatment of the Merck agreement, non-GAAP results were as follows. For the three-month period ended September 30, 2008, total revenue was $23.4 million, operating income was $5.5 million, net income was $3.6 million, and diluted net income per share was $0.20. On a non-GAAP basis, for the three-month period ended September 30, 2007, total revenue was $21.9 million, operating income was $2.4 million, net income was $2.0 million, and diluted net income per share was $0.11.
SurModics was informed by Merck on September 16, 2008 that, following a strategic review of its business and product development portfolio, Merck intends to terminate the Collaborative Research Agreement between our companies. Under the agreement, termination takes effect 90 days after notice to terminate the contract has been provided to SurModics. Accordingly, the agreements remain in full force and effect until the 90-day notice period lapses in December. Merck’s decision to terminate the agreement also triggered an additional $9 million payment to SurModics, which will be recognized upon the effectiveness of the termination. Also in the first quarter, once the termination takes effect in December, we expect to recognize the remaining deferred revenue related to Merck. Accordingly, our first quarter of fiscal 2009 results likely will include the recognition of approximately $44 million in revenue from Merck in our GAAP reporting.
Fiscal 2008 revenue was a record $97.1 million, a 33% increase compared with fiscal 2007 revenue of $73.2 million. The company reported operating income of $27.3 million, compared with $9.9 million in the prior year; net income of $14.7 million, compared with $3.3 million last year; and diluted net income per share of $0.80, compared with $0.18 in fiscal 2007. On a non-GAAP basis, for fiscal 2008, total revenue was a record $111.2 million, operating income was $41.4 million, net income was $27.7 million, and diluted net income per share was $1.51. On a non-GAAP basis, for fiscal 2007, total revenue was $93.8 million, operating income was $46.1 million, net income was $31.8 million, and diluted net income per share was $1.75.
The company’s pipeline continues to represent significant potential. SurModics signed four new licenses in the fourth quarter, bringing the fiscal year total to 23. During the

SurModics Fourth Quarter and Fiscal Year 2008 Results

fourth quarter, SurModics’ customers introduced one new product class, bringing the total to 11 for the year. At September 30, a total of 103 customer product classes were on the market generating royalty revenue, compared with 100 in the prior-year period; the total number of licensed products not yet launched was 105, compared with 94 a year ago; and major non-licensed opportunities stood at 88, compared with 75 a year ago. In total, the company now has 193 potential commercial products in development.
Operating cash flow for fiscal 2008 remained strong at $38.8 million, compared with $50.7 million for fiscal 2007, which included a $20 million up-front payment from Merck. For the fourth quarter of fiscal 2008, operating cash flow was $16.2 million.
SurModics’ cash and investment balance was $72.0 million as of September 30, 2008, compared with $70.2 million as of September 30, 2007. “SurModics continues to be in excellent financial health,” said Phil Ankeny, senior vice president and chief financial officer. “With a strong balance sheet and virtually no debt, we continue to be active in the deployment of capital with a goal of enhancing shareholder value, principally in the areas of share repurchase, business development and facilities-related investments. Following on the heels of our $35 million share repurchase completed in fiscal 2007, we have repurchased approximately $12.7 million of our stock in fiscal 2008 under our November 2007 Board authorization, and have a remaining authorization of over $22 million. On the business development front, we recently completed the acquisitions of the CodeLink microarray business from GE Healthcare and a portfolio of intellectual property and customer-paid collaborative drug delivery projects from PR Pharmaceuticals. Finally, the investments we are making in new facilities are vital to support our growing business. We believe our strategic initiatives and accomplishments in fiscal 2008 have strengthened our ability to build long-term shareholder value.”
Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly and fiscal year results. To access the webcast, go to the investor relations portion of the company’s web site, www.surmodics.com, and click on the Webcast icon. If you do not have access to the Internet and want to listen to the audio, dial 800-762-8779. A replay of the fourth quarter conference call will be available by dialing 800-405-2236 and entering conference call ID 11121440. The audio replay will be available beginning at 6:00 p.m. CT on Wednesday, November 5, until 6:00 p.m. CT on

SurModics Fourth Quarter and Fiscal Year 2008 Results

Wednesday, November 12. Supplemental materials to be discussed on the call will be available on the company’s web site.
About SurModics, Inc.
SurModics, Inc. is a leading provider of surface modification and drug delivery technologies to the healthcare industry. SurModics partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved patient outcomes. Core offerings include: drug delivery technologies (coatings, microparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. Current efforts include a sustained drug delivery system in human trials for treatment of retinal disease and the drug delivery polymer matrix on the first-to-market drug-eluting coronary stent. SurModics is headquartered in Eden Prairie, Minnesota and its Brookwood Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the company makes with the SEC.
Safe Harbor for Forward Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as our expectations about our pipeline and our ability to build long-term shareholder value, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and the company’s ability to achieve our fiscal 2008 corporate goals; (2) costs or difficulties relating to the integration of the businesses of Brookwood Pharmaceuticals and BioFX Laboratories, and the drug delivery assets and collaborative projects acquired from PR Pharmaceuticals, Inc., with SurModics’ business may be greater than expected and may adversely affect the company’s results of operations and financial condition; (3) developments in the regulatory environment, as well as market and economic conditions, may adversely affect our business operations and profitability; and (4) other

SurModics Fourth Quarter and Fiscal Year 2008 Results

factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.
Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain one-time charges and as it relates to our Merck agreement accounting treatment and provide an alternative perspective of our results of operations. We use these non-GAAP measures to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors. We believe these non-GAAP measures facilitate investors’ analysis and comparisons of our current results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for each period presented, which are attached to this release.
Contact
Phil Ankeny, Senior Vice President and Chief Financial Officer
(952) 829-2700

SurModics Fourth Quarter and Fiscal Year 2008 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenue:
Royalties and license fees	$11,214	$13,015	$51,788	$52,679
Product sales	5,698	4,489	20,052	13,543
Research & development	6,327	3,795	25,211	6,942

Total revenue	23,239	21,299	97,051	73,164

Operating expenses:
Product costs	2,574	2,188	8,476	5,584
Research & development	10,083	11,341	40,498	28,465
Selling, general & administrative	5,257	6,010	20,816	13,643
Purchased in-process R&D	—	15,573	—	15,573

Total operating expenses	17,914	35,112	69,790	63,265

Income (loss) from operations	5,325	(13,813)	27,261	9,899

Investment income	415	1,067	3,945	4,769
Impairment loss on investment	(4,314)	—	(4,314)	—

Income (loss) before income taxes	1,426	(12,746)	26,892	14,668

Income tax provision	(2,240)	(1,160)	(12,153)	(11,321)

Net income (loss)	$(814)	$(13,906)	$14,739	$3,347

Basic net income (loss) per share	$(0.05)	$(0.78)	$0.82	$0.19

Diluted net income (loss) per share	$(0.05)	$(0.78)	$0.80	$0.18

Weighted average shares outstanding
Basic	17,898	17,898	18,026	18,033
Diluted	17,898	17,898	18,330	18,217

SurModics Fourth Quarter and Fiscal Year 2008 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	September 30,
	2008	2007
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash & investments	$24,627	$26,308
Accounts receivable	14,589	16,138
Inventories	2,651	2,497
Other current assets	4,938	2,952

Total current assets	46,805	47,895

Property & equipment, net	41,897	19,738
Long-term investments	47,351	43,917
Other assets	54,975	59,781

Total assets	$191,028	$171,331

Liabilities & Stockholders’ Equity

Current liabilities*	$8,191	$14,266

Deferred revenue (current and long-term)	37,578	25,891

Other liabilities	3,452	252

Total stockholders’ equity	141,807	130,922

Total liabilities & stockholders’ equity	$191,028	$171,331

*	Current liabilities exclude current portion of deferred revenue.

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SurModics Fourth Quarter and Fiscal Year 2008 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	September 30,
	2008	2007
	(Unaudited)
Operating Activities
Net income	$14,739	$3,347
Depreciation and amortization	6,071	4,214
Stock-based compensation	9,652	10,312
Purchased in-process R&D	—	15,573
Impairment loss on investment	4,314	—
Net other operating activities	(4,914)	(10,834)
Change in operating assets and liabilities:
Accounts receivable	1,540	1,940
Accounts payable and accrued liabilities	(264)	2,594
Income taxes	(5,003)	5,501
Deferred revenue	11,452	19,166
Net change in other operating assets and liabilities	1,258	(1,098)

Net cash provided by operating activities	38,845	50,715

Investing Activities
Net purchases of property and equipment	(23,834)	(3,589)
Business acquisitions, net of cash acquired	(3,218)	(49,112)
Collection of notes receivable	5,870	530
Net other investing activities	(4,350)	41,208

Net cash used in investing activities	(25,532)	(10,963)

Financing Activities
Issuance of common stock	3,037	5,712
Purchase of common stock to fund employee taxes	(1,674)	(373)
Repurchase of common stock	(13,971)	(35,030)
Net other financing activities	859	—

Net cash used in financing activities	(11,749)	(29,691)

Net change in cash and cash equivalents	1,564	10,061

Cash and Cash Equivalents
Beginning of period	13,812	3,751

End of period	$15,376	$13,812

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SurModics Fourth Quarter and Fiscal Year 2008 Results

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended September 30, 2008
(in thousands, except per share data)
(Unaudited)

		Merck Agreement
	As	Adjustments						Adjusted
	Reported	Revenue		Billed		Other		Non-GAAP
	GAAP (1)	Recognized		Activity		Adjustments		(2)
Revenue:
Royalties and license fees	$11,214	$(484	)(3)	$—	(4)			$10,730
Product sales	5,698							5,698
Research and development	6,327	$(153	)(3)	769	(4)			6,943

Total revenue	$23,239	$(637)		$769				$23,371

Income from operations	$5,325	$(637)		$769		$—		$5,457

Net income (loss)	$(814)	$(388	)(5)	$468	(5)	$4,314	(6)	$3,580

Diluted net income (loss) per share (7)	$(0.05)							$0.20

	Balance							Balance at
	at June	Revenue		Billed				September
	30, 2008	Recognized		Activity				30, 2008
Merck deferred revenue (8)	$34,646	$(637)		$769				$34,778

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

(2)	Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Merck agreement under GAAP and include amounts billed associated with the Merck agreement; and exclude the impairment loss on investment.

(3)	Reflects recognition of revenue for the Merck agreement in accordance with GAAP for the period presented.

(4)	Reflects amounts billed under the Merck agreement for the period presented.

(5)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.

(6)	Reflects adjustment for the impairment loss on our investment in OctoPlus of $4,314. The impairment loss does not generate a tax benefit.

(7)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

(8)	Reflects the activity for the period presented in the deferred revenue balance sheet account associated with the Merck agreement.

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SurModics Fourth Quarter and Fiscal Year 2008 Results

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended September 30, 2007
(in thousands, except per share data)
(Unaudited)

		Merck Agreement
	As	Adjustments						Adjusted
	Reported	Revenue		Billed		Other		Non-GAAP
	GAAP (1)	Recognized		Activity		Adjustments		(2)
Revenue:
Royalties and license fees	$13,015	$(313	)(3)	$—	(4)			$12,702
Product sales	$4,489							$4,489
Research and development	$3,795	$(15	)(3)	$952	(4)			$4,732

Total revenue	$21,299	$(328)		$952				$21,923

Income (loss) from operations	$(13,813)	$(328)		$952		$15,573	(5)	$2,384

Net income (loss)	$(13,906)	$(193	)(6)	$561	(6)	$15,573	(6)	$2,035

Diluted net income (loss) per share (7)	$(0.78)							$0.11

	Balance							Balance at
	at June	Revenue		Billed				September
	30, 2007	Recognized		Activity				30, 2007
Merck deferred revenue (8)	$20,000	$(328)		$952				$20,624

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

(2)	Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Merck agreement under GAAP and include amounts billed associated with the Merck agreement; and exclude purchased IPR&D .

(3)	Reflects recognition of revenue for the Merck agreement in accordance with GAAP for the period presented.

(4)	Reflects amounts billed under the Merck agreement for the period presented.

(5)	Reflects adjustment for purchased in-process research and development associated with the Brookwood Pharmaceuticals, Inc. acquisition.

(6)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented. The purchased in-process research and development charge does not generate a tax benefit.

(7)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

(8)	Reflects the activity for the period presented in the deferred revenue balance sheet account associated with the Merck agreement.

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SurModics Fourth Quarter and Fiscal Year 2008 Results

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Year Ended September 30, 2008
(in thousands, except per share data)
(Unaudited)

		Merck Agreement
	As	Adjustments						Adjusted
	Reported	Revenue		Billed		Other		Non-GAAP
	GAAP (1)	Recognized		Activity		Adjustments		(2)
Revenue:
Royalties and license fees	$51,788	$(2,109	)(3)	$11,000	(4)			$60,679
Product sales	20,052							20,052
Research and development	25,211	$(1,073	)(3)	6,336	(4)			30,474

Total revenue	$97,051	$(3,182)		$17,336				$111,205

Income from operations	$27,261	$(3,182)		$17,336		$—		$41,415

Net income	$14,739	$(1,943	)(5)	$10,585	(5)	$4,314	(6)	$27,695

Diluted net income per share (7)	$0.80							$1.51

	Balance at							Balance at
	September	Revenue		Billed				September
	30, 2007	Recognized		Activity				30, 2008
Merck deferred revenue (8)	$20,624	$(3,182)		$17,336				$34,778

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

(2)	Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Merck agreement under GAAP and include amounts billed associated with the Merck agreement; and exclude the impairment loss on investment.

(3)	Reflects recognition of revenue for the Merck agreement in accordance with GAAP for the period presented.

(4)	Reflects amounts billed under the Merck agreement for the period presented.

(5)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.

(6)	Reflects adjustment for the impairment loss on our investment in OctoPlus of $4,314. The impairment loss does not generate a tax benefit.

(7)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

(8)	Reflects the activity for the period presented in the deferred revenue balance sheet account associated with the Merck agreement.

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SurModics Fourth Quarter and Fiscal Year 2008 Results

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Year Ended September 30, 2007
(in thousands, except per share data)
(Unaudited)

		Merck Agreement
	As	Adjustments						Adjusted
	Reported	Revenue		Billed		Other		Non-GAAP
	GAAP (1)	Recognized		Activity		Adjustments		(2)
Revenue:
Royalties and license fees	$52,679	$(313	)(3)	$20,000	(4)			$72,366
Product sales	13,543							13,543
Research and development	6,942	$(15	)(3)	952	(4)			7,879

Total revenue	$73,164	$(328)		$20,952				$93,788

Income from operations	$9,899	$(328)		$20,952		$15,573	(5)	$46,096

Net income	$3,347	$(205	)(6)	$13,108	(6)	$15,573	(6)	$31,823

Diluted net income per share (7)	$0.18							$1.75

	Balance at							Balance at
	September	Revenue		Billed				September
	30, 2006	Recognized		Activity				30, 2007
Merck deferred revenue (8)	$—	$(328)		$20,952				$20,624

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

(2)	Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Merck agreement under GAAP and include amounts billed associated with the Merck agreement; and exclude purchased IPR&D.

(3)	Reflects recognition of revenue for the Merck agreement in accordance with GAAP for the period presented.

(4)	Reflects amounts billed under the Merck agreement for the period presented.

(5)	Reflects adjustment for purchased in-process research and development associated with the Brookwood Pharmaceuticals, Inc. acquisition.

(6)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented. The purchased in-process research and development charge does not generate a tax benefit.

(7)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

(8)	Reflects the activity for the period presented in the deferred revenue balance sheet account associated with the Merck agreement.
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